UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 28, 2022

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385 (Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2022 annual meeting of stockholders (the “Annual Meeting”) of Aprea Therapeutics, Inc. (the “Company”) held on July 28, 2022, the proposals set forth below were submitted to the stockholders of the Company.

For more information about these proposals, please refer to the Company’s proxy statement filed with the Securities and Exchange Commission on June 10, 2022. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect to each proposal is set forth below:

Proposal 1:	The Company’s stockholders elected the following three directors to serve as Class III directors until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding the election of the directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Class III Nominees
Oren Gilad, Ph.D.	8,230,950	712,403	4,549,748
John B. Henneman III	7,467,577	1,475,776	4,549,748
Christian S. Schade	8,062,343	881,010	4,549,748

Proposal 2:	The Company’s stockholders ratified the appointment of one recently appointed Class I director and two recently appointed Class II directors for the remainder of their respective terms and until their successors are duly elected and qualified. The votes regarding the ratification, on an advisory basis, of the appointment of recently appointed directors were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class I Director
Marc Duey	8,214,308	367,751	361,294	X

Class II Directors
Michael Grissinger	8,159,789	404,773	378,791	X
Rifat Pamukcu, M.D.	8,177,710	377,940	387,703	X

Proposal 3:	The Company’s stockholders approved the issuance, in accordance with Nasdaq Listing Rule 5635(a), of the Company’s common stock, upon conversion of the Company’s Series A Non-Voting Convertible Preferred Stock issued on May 16, 2022. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,834,449	999,916	108,988	X

Proposal 4:	The Company’s stockholders did not approve amendments to the Company’s certificate of incorporation, to effect a reverse stock split at a ratio of 1-for-3 and 1-for-20, inclusive, with the exact ratio to be set within that range at the discretion of the Company’s Board of Directors before December 31, 2022. Approval of this proposal required the majority vote of all outstanding shares of common stock. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
11,248,289	2,180,239	64,573

Proposal 5:	The Company’s stockholders approved an amendment to the Company’s 2019 Equity Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance by 2,000,000 shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
6,694,237	2,198,677	50,439	X

Proposal 6:	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes regarding this ratification were as follows:

Votes For	Votes Against	Abstentions
12,748,782	537,487	206,832

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: August 2, 2022	By:	/s/ Oren Gilad
Name: Oren Gilad
Title: President and Chief Executive Officer